Exhibit 99.1

LookSmart Reports Second Quarter 2003 Results

Reports Revenues of $38.4 million, an 83% Year-Over-Year Increase and Raises Guidance

SAN FRANCISCO, Calif., July 29, 2003—LookSmart (Nasdaq: LOOK; ASX: LOK), a global leader in search, today announced financial results for the second quarter ended June 30, 2003.

Financial Highlights

Revenue Grows 83%: LookSmart reported second quarter 2003 revenue of $38.4 million, representing an 83% increase from the second quarter 2002.

Modified EBITDA Grows 126%: LookSmart’s modified EBITDA was $4.2 million or $0.04 per diluted share for the quarter. This compares with modified EBITDA of $1.8 million or $0.02 per share in the year-ago period.

The Company’s modified EBITDA results exclude interest, taxes, depreciation, amortization, variable accounting charges related to equity compensation, all gains and losses related to the BT LookSmart joint venture, and the loss from discontinued operations. These results should be evaluated in light of the Company’s financial results prepared in accordance with generally accepted accounting principles (“GAAP”). A table reconciling modified EBITDA to GAAP net income (loss) is included with the condensed consolidated financial statements in this release.

Net Income Increases to $1.2 Million: Under GAAP, LookSmart’s net income was $1.2 million or $0.01 per diluted share for the quarter. This includes a non-cash charge of $0.1 million as a result of the variable accounting for repriced stock options. These results compare to a net loss of ($0.8) million or ($0.01) per share for the second quarter 2002, which included a $2.0 million benefit due to variable accounting for repriced stock options.

Paid Clicks Rise 141%: During the second quarter paid clicks grew to 210 million, up 141% from the second quarter 2002.

Distribution Costs Unchanged: LookSmart’s average distribution costs were 53%, unchanged from the prior quarter. Distribution costs are expressed as a percentage of revenue.

“LookSmart’s leadership in the paid inclusion sector drove revenues and profits above our expectations,” said Jason Kellerman, LookSmart’s chief executive officer. “The adoption by Lycos of our new optimized results sets product is a leading indicator that our accelerated product development efforts are paying off. The combination of strong customer growth and the impact of this new distribution partner allows us to raise guidance for the year. During the quarter we also maintained our average distribution costs, and kept other expenses in line with our plans.”

New Distribution

LookSmart recently secured a distribution agreement with Terra Lycos for search distribution on Lycos, one of the top portals in the United States. Lycos becomes the first client for LookSmart’s new high-relevancy, high-yield search product. Beginning late in the third quarter of 2003, LookSmart will become the primary provider of general Web search results for a large number of high-value commercial terms on Lycos. In addition, Lycos will have the option to resell LookSmart’s LookListings™ to thousands of Lycos InSite™ customers.

The Company also recently expanded its previously announced distribution partnership with Inktomi, a Yahoo! company, to include several of Inktomi’s international affiliates. LookSmart’s paid inclusion results will now be distributed across Inktomi’s domestic network along with its network in the United Kingdom, Germany, Japan and Australia.

Customer Growth

LookSmart continued to add numerous businesses, both large and small, to its growing base of customers in the second quarter. Advertisers of all sizes use LookSmart’s products to include their listings in the main body of search results.

Significant new customers during the second quarter included Days Inn, Hewlett Packard and Showtime. These businesses join existing blue-chip customers such as Bank of America, eBay, Federal Express, Lands’ End, Motorola, Nestle USA, Patagonia, Radio Shack, REI, Staples and Wal-Mart. LookSmart also continued to add thousands of small businesses customers during the quarter, increasing the number of small business listings by 21% to nearly 46,000.

Product Development

During the second quarter LookSmart accelerated its product development efforts in a number of areas to extend its leadership in paid inclusion. These include:

•	New Optimized Results Sets (ORS) product. For many commercial searches, LookSmart provides industry-leading relevance, based on its unique combination of proprietary technology and its professional editorial model. LookSmart’s distribution partners can now take advantage of these optimized results sets to increase their search relevancy and revenue generation capability.

•	LookListings™ Version 1.8. LookSmart’s new LookListings product allows businesses of all sizes to purchase cost-effective traffic and manage their campaigns across the LookSmart network of distribution partners. The new LookListings product allows customers to drive traffic to any number of category and product pages and offer pre-set cost-per-click (CPC) pricing based on the advertiser’s business category, eliminating the need for auctions and competitive bidding. LookListings replaces the company’s former “Small Business Listings” and “Large Business Listings” products.

International

LookSmart’s international operations in the United Kingdom, Japan and Australia demonstrated strong performance during the quarter. LookSmart’s Japanese organization passed a key milestone by reaching profitability during the quarter, and other regions showed solid growth.

Business Outlook

The Company is raising its full year 2003 revenue and earnings guidance. LookSmart expects to report revenue in the range of $147 million to $152 million and modified EBITDA in the range of $14 million to $15 million. The Company is reiterating guidance for average distribution costs for the year of 53% to 55% (expressed as a percentage of revenue).

For the third quarter 2003 LookSmart expects to report revenue of approximately $38 million and approximately $3 million of modified EBITDA.

This business outlook contains forward-looking statements describing management’s current expectations for the future. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed in the cautionary note below. As a result of these uncertainties, the Company’s actual results in the future may differ materially from management’s expectations. The guidance provided in this press release is based on limited information available to the Company at this time, and is subject to change. In addition, certain guidance regarding future results is on a modified EBITDA basis consistent with the modified EBITDA results included in this release. Although management’s expectations may change after July 29, 2003, the Company undertakes no obligation to revise or update these statements.

The Company does not provide all of its guidance on a GAAP basis because information relating to the variable accounting for repriced stock options is not accessible on a forward-looking basis and its probable significance is not determinable.

Use of Non-GAAP Financial Information

In order to fully assess our financial operating results, management believes that modified EBITDA is an appropriate measure of evaluating our operating performance because it reflects the financial results of our core operating business before non-cash or non-operating charges. In addition, LookSmart has consistently provided this measurement in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Conference Call

LookSmart will host a conference call at 6:00 p.m. ET (8:00 a.m. Australian ET, July 30, 2003) to discuss its financial results.

To listen to the call from the U.S., dial 1-800-218-8862; from Australia, dial 1-800-730-220. A replay of the call will be available until Thursday, July 31, 2003, 5:00 p.m. PT. To access the replay from the U.S., dial 1-800-405-2236 and enter passcode 544402#; from outside the U.S., dial 1-303-590-3000 and enter passcode 544402#.

The call will also be available live by webcast on LookSmart’s Investor Relations Web site at http://www.shareholder.com/looksmart/.

About LookSmart

LookSmart helps businesses of all sizes harness the power of search to generate cost-effective sales leads. LookSmart search listings enable businesses to reach Internet users through top portals and ISPs including Microsoft’s MSN, About.com, Road Runner, Cox Interactive Media, InfoSpace (Excite, Dogpile, MetaCrawler, WebCrawler), CNET’s Search.com and search services such as Inktomi. LookSmart is based in San Francisco, California, with offices in New York, Los Angeles, Detroit, Montreal, London, Tokyo, Melbourne and Sydney. For more information, please visit www.LookSmart.com.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our projected revenues, earnings, modified EBITDA, and distribution costs as a percentage of revenues in 2003, other financial results, the projected contribution of our international business to our 2003 revenues and earnings, expansion into new markets and product areas, levels of investment in product development, future rates of adoption by businesses of our products and services, dividends from our investment in WiseNut technology, industry projections or other characterizations of future events or circumstances. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we will not complete the restructuring of our international joint venture in a timely manner, that we may not maintain profitability in future quarters, that we may fail to derive sufficient revenues from new and existing products to meet our financial goals, that our customers or distribution partners may decide to modify or terminate their relationships with us, that we may fail to achieve our customer growth rate and paid click projections because of unexpected changes in customer or user behavior or changes in our distribution network, or that we may have an unexpected increase in costs and expenses. In addition, you should read the risk factors detailed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

“LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

Investor Contact:

Jennifer Jarman, The Blueshirt Group

jennifer@blueshirtgroup.com

415-217-7722

Media Contact:

Michael Prichinello, RLM Public Relations

michael@rlmPR.com

212-741-5106, ext. 14

(Tables follow on next page)

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Listings	$34,645	$17,169	$64,078	$33,510
Licensing	3,762	3,791	7,731	7,500

Total revenues	38,407	20,960	71,809	41,010
Cost of revenues	18,788	7,917	35,455	13,036

Gross profit	19,619	13,043	36,354	27,974

Operating expenses:
Sales and marketing	6,292	4,254	11,629	11,436
Product development	7,759	5,163	14,941	12,180
General and administrative	3,552	2,294	6,606	4,990

Total operating expenses	17,603	11,711	33,176	28,606

Income (loss) from operations	2,016	1,332	3,178	(632)
Non-operating expenses	(372)	(2,128)	(479)	(4,542)

Income (loss) from continuing operations before income taxes	1,644	(796)	2,699	(5,174)
Income taxes & minority interest	(485)	(10)	(601)	(24)

Income (loss) from continuing operations	1,159	(806)	2,098	(5,198)
Extraordinary gain from dissolution of BTLS Joint Venture	—	—	202	—
Loss from discontinued operations	—	—	—	(972)

Net income (loss)	$1,159	$(806)	$2,300	$(6,170)

Net income (loss) per common share:
Basic net income (loss) per share
Income (loss) from continuing operations	$0.01	$(0.01)	$0.02	$(0.05)
Extraordinary gain	$—	$—	$0.00	$—
Loss from discontinued operations	$—	$—	$—	$(0.01)
Net income (loss)	$0.01	$(0.01)	$0.02	$(0.06)
Fully diluted net income (loss) per share
Income (loss) from continuing operations	$0.01	$(0.01)	$0.02	$(0.05)
Extraordinary gain	$—	$—	$0.00	$—
Loss from discontinued operations	$—	$—	$—	$(0.01)
Net income (loss)	$0.01	$(0.01)	$0.02	$(0.06)
Weighted average shares outstanding—basic	102,693	96,690	101,102	96,082
Weighted average shares outstanding—fully diluted	110,324	96,690	108,733	96,082

LOOKSMART, LTD.

NON-GAAP TO GAAP RECONCILIATION

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Add back to calculate Modified EBITDA:
Depreciation	$1,527	$1,519	$2,886	$3,164
Amortization of intangibles	453	436	966	611
Amortization of deferred stock compensation	53	551	130	1,104
Stock compensation related to variable options	132	(1,989)	1,024	358
Non-operating expenses	372	2,128	479	4,542
Income taxes & minority interest	485	10	601	24
Extraordinary gain from dissolution of BTLS Joint Venture	—	—	(202)	—
Loss from discontinued operations	—	—	—	972

	3,022	2,655	5,884	10,775

Modified EBITDA	$4,181	$1,849	$8,184	$4,605

Modified EBITDA per share—basic	$0.04	$0.02	$0.08	$0.05
Modified EBITDA per share—fully diluted	$0.04	$0.02	$0.08	$0.05

Weighted average shares outstanding—basic	102,693	96,690	101,102	96,082
Weighted average shares outstanding—fully diluted	110,324	96,690	108,733	96,082

Depreciation:
Cost of revenue	$101	$470	$270	$953
Sales and marketing	93	152	170	297
Product development	1,275	835	2,346	1,777
General and administrative	58	62	100	137

Total depreciation	$1,527	$1,519	$2,886	$3,164

Amortization of intangible assets:
Cost of revenue	$422	$345	$844	$429
Product development	31	91	122	182

Total amortization of intangible assets	$453	$436	$966	$611

Amortization of deferred stock compensation:
Sales and marketing	$12	$245	$35	$512
Product development	39	278	88	523
General and administrative	2	28	7	69

Total amortization of deferred stock compensation	$53	$551	$130	$1,104

Stock compensation related to variable options:
Cost of revenue	$(1)	$(36)	$—	$7
Sales and marketing	14	(657)	275	118
Product development	102	(820)	622	148
General and administrative	17	(476)	127	85

Total stock compensation related to variable options	$132	(1,989)	$1,024	$358

LOOKSMART, LTD

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2003	December 31, 2002
ASSETS
Cash	$57,241	$47,696
Short-term investments	163	3,568

Total cash and short-term investments	57,404	51,264
Accounts receivable, net	17,840	15,852
Other current assets	2,301	3,914

Total Current Assets	77,545	71,030

Property, plant and equipment, net	9,470	9,404
Goodwill and intangibles, net	15,467	15,034
Other assets	6,023	5,086

Total Assets	$108,505	$100,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$383	$1,188
Accounts payable	2,038	3,333
Deferred Revenue	5,971	7,798
Other current liabilities	21,709	18,429

Total Current Liabilities	30,101	30,748

Long term liabilities	1,041	1,904

Total Liabilities	31,142	32,652
Total Equity	77,363	67,902

Total Liabilities and Stockholders’ Equity	$108,505	$100,554